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                                                                       EXHIBIT 2

                                  June 1, 1995

ICO, Inc.
100 Glenborough Drive
Suite 250
Houston, Texas  77067

Gentlemen:

            In connection with the Agreement and Plan of Merger (the "Agreement") dated June 1, 1995, by and among ICO, Inc. ("ICO"), a Texas corporation, R.J. Dixon, Inc. ("Company"), a Louisiana corporation, RJD Acquisition Corp., a Louisiana corporation (the "Purchaser"), and the undersigned, the sole shareholder of Company, pursuant to which the Company will merge into the Purchaser and the undersigned will receive 94,884 shares of the common stock of ICO, no par value (the "Shares"), in exchange for 100 shares of common stock, no par value, of the Company, ICO has required this letter from the undersigned as a condition and inducement to the issuance of such Shares.

            Accordingly, the undersigned hereby represents, warrants and covenants and agrees as follows:

            (1) The undersigned acknowledges that the Shares are being acquired for investment and not with a view to the distribution or further resale thereof.

            (2) The Shares being received under the Agreement have not been registered under the Securities Act of 1933 (the "Act") or the blue sky or securities laws of any state including Texas or Louisiana, where each Shareholder resides, and, therefore, must be held until they are registered under the Act and applicable state securities laws or unless an exemption from such registration is available for any such proposed sale or transfer. The undersigned further understands that Rules 144 and 145 under the Act provide a basis for making routine sales of restricted securities without registration under the Act but only upon strict compliance with the conditions set forth in such Rules and that there can be no assurances that the conditions of such Rules will be satisfied so as to allow a proposed sale.

            (3) The undersigned will not sell, pledge, hypothecate or otherwise transfer any of the Shares received under the Agreement except or unless there is in effect a registration statement under the Act covering such proposed disposition and the disposition is made in accordance with such registration statement or the undersigned has notified ICO of the proposed disposition and shall have furnished
            ICO with a detailed statement of the circumstances surrounding the proposed distribution, and, if reasonably requested by ICO, the undersigned shall have furnished ICO with an opinion of counsel, reasonably satisfactory to ICO, that such disposition will not require registration of such Shares under the Act or any state or securities act.
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                                                                       EXHIBIT 2


            (4) The undersigned acknowledges that ICO has no obligation to register any of the Shares except as set forth in the Registration Rights Agreement dated June 1, 1995, between the undersigned and ICO.

            (5) The undersigned acknowledges that a legend will be placed upon certificates representing the Shares purchased in substantially the following form:

                  The securities represented by this Certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws, or (b) an opinion of counsel for the corporation that such registration is not required.

            (6) The undersigned has received and reviewed ICO's Form 10-K for the fiscal year ending September 30, 1994, ICO's Forms 10-Q for the fiscal quarters ending December 31, 1994 and March 31, 1995, ICO's Prospectus dated June 7, 1994 and ICO's Forms 8-K filed by it with the Securities and Exchange Commission since October 1, 1994.

            (7) The undersigned and the undersigned's offeree representative, if applicable, has carefully read the documents referred to in Paragraph (6) and fully understands their content and has had an opportunity to ask questions and receive answers from executive officers of ICO with respect to this investment.

            (8) The undersigned, either alone or acting with the undersigned's offeree representative, has such knowledge and experience in financial and business matters in general and investments in particular that he or she is capable of evaluating the merits and risks of the investment in ICO and has obtained sufficient information from the documents provided under Paragraph (6) to evaluate the merits and risks of such investment.

            (9) The undersigned has received copies of the annual financial statements of ICO and other pertinent business and financial records of ICO and has been provided with current interim financial statements of ICO. The undersigned has also had an opportunity to ask questions and receive answers from executive officers of ICO with respect to its business and operations and its value.

            (10) The undersigned irrevocably appoints the Chairman of the Board and the President of ICO, or either of them, as the true and lawful proxy of the undersigned to vote all Shares of ICO acquired in the merger at any annual or special Shareholders' meeting of ICO, cumulatively or otherwise, on any matter on which shareholders are entitled to vote.

                  THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST
            REGARDING SHARES PURCHASED PURSUANT TO THIS AGREEMENT. THIS PROXY SHALL EXPIRE UPON THE EARLIEST OF TERMINATION OF EMPLOYMENT OF THE UNDERSIGNED BY ICO, INC.
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                                                                       EXHIBIT 2


            OR ANY DIRECT OR INDIRECT SUBSIDIARY THEREOF, THE TRANSFER OF SUCH SHARES TO A PERSON NOT AFFILIATED WITH OR AN IMMEDIATE FAMILY MEMBER OF THE UNDERSIGNED OR TEN YEARS AFTER THE DATE OF THIS AGREEMENT.

                  The grant of this proxy shall be noted on the certificates for the Shares.

                                    Very truly yours,

                                    /s/ Raymond J. Dixon, Jr.
                                    ---------------------------------
                                    Raymond J. Dixon, Jr.